Independent Auditors' Consent


To the Shareholders and Directors of
Smith Barney Money Funds, Inc.:

We consent to the use of our report dated February 1, 1995 with respect to the Portfolios listed below of Smith Barney
Money Funds, Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectuses of the Portfolios listed below and "Independent Auditors" in the Statement of Additional Information.


Portfolio

Cash Portfolio

Government Portfolio

Retirement Portfolio




                                   KPMG PEAT MARWICK LLP



New York, New York
December 22, 1995